Exhibit 10.12

STOCK OPTION AGREEMENT

United States Participants (ISO/NSO)

AGREEMENT made as of the date of the grant set forth in Exhibit A (the “Effective Date”) by and between Akari Therapeutics, Plc, a company formed under the laws of England and Wales, and having a place of business at 1460 Broadway, 16th Floor, New York, NY 10036 (the “Company”) and the individual whose name and address appears under his or her signature below (the “Participant”).

WHEREAS, the Company desires to grant to the Participant an Incentive Stock Option (“Option”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) to purchase ordinary shares, $0.0001 par value per share (the “Shares”), under and for the purposes set forth in and subject to the terms of the Company’s 2014 Equity Incentive Plan, including any amendments thereto (the “Plan”) which is attached hereto as Exhibit C; and

WHEREAS, the Company and the Participant understand and agree that any terms used and not defined herein have the same meanings as set forth in the Plan;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1.	GRANT OF OPTION.

The Company hereby grants to the Participant, as of the Effective Date, the right and option to purchase all or any part of an aggregate of the number of Shares set forth in Exhibit A, on the terms and conditions and subject to all the limitations set forth herein, under United States securities and tax laws, and in the Plan.

If “ISO” is selected on Exhibit A hereto, this Option is intended to qualify as an Incentive Stock Option (“ISO”) as defined in Section 422 of the Code. Nevertheless, to the extent that any such ISO exceeds the $100,000 rule of Code Section 422(d), the number of shares subject to this Option in excess of such amount shall be treated as a Non-statutory Stock Option (“NSO”) pursuant to Section 6.2 of the Plan and the tax rules applicable to ISOs.

2.	EXERCISE PRICE.

The exercise price of the Shares shall be the price set forth in Exhibit A, subject to adjustment, as provided in the Plan, in the event of a stock split, reverse stock split or other events affecting the holders of Shares after the date hereof (the “Exercise Price”).

3.	EXERCISABILITY OF OPTION; ACCELERATION.

(a)	This Option shall become exercisable (and the Shares issued upon exercise shall be vested) as set forth in Exhibit A, provided the Participant is an Employee, director or Consultant of the Company or of an Affiliate on the applicable vesting date.

(b)	Anything in this Agreement to the contrary notwithstanding, any unvested portion of the Option shall become fully vested and exercisable if (i) the Participant’s employment pursuant to that certain Executive Employment Agreement by and between the Company and Participant dated as of February 28, 2022 (the “Executive Employment Agreement”) is terminated by the Participant for Good Reason or by the Company without Cause, or terminates due to the Participant’s death or Disability or (ii) there occurs a Change in Control of the Company (prior to any termination of the Participant’s employment ).

For purposes of this Agreement, “Change in Control”, “Cause”, “Good Reason” and “Disability” shall have the meanings ascribed to each such term in the Executive Employment Agreement.

4.	TERM OF OPTION.

(a)	This Option shall terminate on the date set forth in Exhibit A (the “Option Expiration Date”) but shall be subject to earlier termination as provided herein or in the Plan.

(b)	If the Participant ceases to be an Employee, director or Consultant of the Company or of an Affiliate for any reason other than the death or Disability of the Participant, or termination of the Participant for Cause (the “Termination Date”), the Option to the extent then vested and exercisable pursuant to Section 3 hereof as of the Termination Date, and not previously terminated in accordance with this Agreement, may be exercised within twelve (12) months after the Termination Date, or on or prior to the Option Expiration Date, whichever is earlier, but may not be exercised thereafter except as set forth below. In such event, the unvested portion of the Option shall not be exercisable and shall expire and be cancelled on the Termination Date.

(c)	Notwithstanding the foregoing, in the event of the Participant’s Disability or death within three months after the Termination Date, the Participant or the Participant’s Survivors may exercise the Option within one year after the Termination Date, but in no event after the Option Expiration Date.

(d)	In the event the Participant’s service is terminated by the Company or an Affiliate for Cause, the Participant’s right to exercise any unexercised portion of this Option even if vested shall cease immediately as of the time the Participant is notified his or her service is terminated for Cause, and this Option shall thereupon terminate. Notwithstanding anything herein to the contrary, if subsequent to the Participant’s termination, but prior to the exercise of the Option, the Participant breaches in any material respect any agreement between Participant and the Company (including, but not limited to, any assignment of intellectual property, confidentiality, non- disclosure, non-competition or non-solicitation agreement(s)), then the Participant shall immediately cease to have any rights to exercise this Option and this Option shall thereupon terminate. The Company agrees that in the event of conflict between this Agreement and Section 13.d of the Plan, this Agreement shall control with respect to any determination made subsequent to termination.

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(e)	In the event of the Disability of the Participant, as determined in accordance with the Plan, the Option shall be exercisable within one year after the Participant’s termination of service due to Disability or, if earlier, on or prior to the Option Expiration Date. In such event, the Option shall be exercisable:

(i)	to the extent that the Option has become exercisable but has not been exercised as of the date of the Participant’s termination of service due to Disability; and

(ii)	in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of the Participant’s termination of service due to Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of the Participant’s termination of service due to Disability.

(f)	In the event of the death of the Participant while an Employee, director or Consultant of the Company or of an Affiliate, the Option shall be exercisable by the Participant’s Survivors within one year after the date of death of the Participant or, if earlier, on or prior to the Option Expiration Date. In such event, the Option shall be exercisable:

(i)	to the extent that the Option has become exercisable but has not been exercised as of the date of death; and

(ii)	in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant’s date of death.

5.	METHOD OF EXERCISING OPTION.

(a)	Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company or its designee, in substantially the form of Exhibit B attached hereto (or in such other form acceptable to the Company, which may include electronic notice). Such notice shall state the number of Shares with respect to which the Option is being exercised and shall be signed by the person exercising the Option (which signature may be provided electronically in a form acceptable to the Company).

(b)	Payment of the Exercise Price for such Shares shall be made in accordance with Paragraph 9 of the Plan.

(c)	The Company shall deliver such Shares as soon as practicable after the notice shall be received, provided, however, that the Company may delay issuance of such Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including, without limitation, state securities or “blue sky” laws).

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(d)	The Shares as to which the Option shall have been so exercised shall be registered in the Company’s share register in the name of the person so exercising the Option (or, if the Option shall be exercised by the Participant and if the Participant shall so request in the notice exercising the Option, shall be registered in the Company’s share register in the name of the Participant and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person exercising the Option.

(e)	In the event the Option shall be exercised, pursuant to Section 4 hereof, by any person other than the Participant, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option.

(f)	All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

6.	PARTIAL EXERCISE.

Exercise of this Option to the extent above stated may be made in part at any time and from time to time within the above limits, except that no fractional share shall be issued pursuant to this Option.

7.	NON-ASSIGNABILITY.

(a)	The Option shall not be transferable by the Participant otherwise than by will or by the laws of descent and distribution; or, if this Option is an NSO, then it may also be transferred pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder and may be exercised only by Optionee or his permitted assigns. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs of Optionee.

(b)	Except as provided above in Section 7(a), the Option shall be exercisable, during the Participant’s lifetime, only by the Participant (or, in the event of legal incapacity or incompetency, by the Participant’s guardian or representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

(c)	Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights granted hereunder contrary to the provisions of this Section 7, or the levy of any attachment or similar process upon the Option shall be null and void.

8.	NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE.

The Participant shall have no rights as a stockholder with respect to Shares subject to this Agreement until registration of the Shares in the Company’s share register in the name of the Participant. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date of such registration.

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9.	ADJUSTMENTS.

The Plan contains provisions covering the treatment of Options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to Options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

10.	TAXES.

(a)	The Participant acknowledges that any income or other taxes due from him or her with respect to this Option or the Shares issuable pursuant to this Option shall be the Participant’s responsibility.

(b)	The Participant acknowledges and agrees that:

(i)	the Participant was free to use professional advisors of his or her choice in connection with this Agreement, has received advice from his or her professional advisors in connection with this Agreement, understands its meaning and import, and is entering into this Agreement freely and without coercion or duress;

(ii)	the Participant has not received and is not relying upon any advice, representations or assurances made by or on behalf of the Company or any Affiliate or any employee of or counsel to the Company or any Affiliate regarding any tax or other effects or implications of the Option, the Shares or other matters contemplated by this Agreement; and

(iii)	neither the Administrator, the Company, its Affiliates, nor any of its officers or directors, shall be held liable for any applicable costs, taxes, or penalties associated with the Option if, in fact, the Internal Revenue Service were to determine that the Option constitutes deferred compensation under Section 409A of the Code.

(c)	The Participant agrees that the Company may withhold from the Participant’s remuneration, if any, the minimum statutory amount of federal, state and local withholding taxes attributable to such amount that is considered compensation includable in such person’s gross income. At the Company’s discretion, the amount required to be withheld may be withheld in cash from such remuneration, or in kind from the Shares otherwise deliverable to the Participant on exercise of the Option. The Participant further agrees that, if the Company does not withhold an amount from the Participant’s remuneration sufficient to satisfy the Company’s income tax withholding obligation, the Participant will reimburse the Company on demand, in cash, for the amount under-withheld.

(d)	If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Date of Grant, or (ii) the date one (1) year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition (“Notice of Disqualifying Disposition of ISO Shares”). Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee.

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11.	PURCHASE FOR INVESTMENT.

(a)	Unless the offering and sale of the Shares to be issued upon the particular exercise of the Option shall have been effectively registered under the Securities Act, the Company shall be under no obligation to issue the Shares covered by such exercise unless the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act and until the following conditions have been fulfilled:

(i)	The person(s) who exercise the Option shall warrant to the Company, at the time of such exercise, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon any certificate(s) evidencing the Shares issued pursuant to such exercise:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws;” and

(ii)	If the Company so requires, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the Securities Act without registration thereunder. Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or “blue sky” laws).

12.	RESTRICTIONS ON TRANSFER OF SHARES.

(a)	The Participant agrees that in the event the Company proposes to offer for sale to the public any of its equity securities and such Participant is requested by the Company and any underwriter engaged by the Company in connection with such offering to sign an agreement restricting the sale or other transfer of Shares, then it will promptly sign such agreement and will not transfer, whether in privately negotiated transactions or to the public in open market transactions or otherwise, any Shares or other securities of the Company held by him or her during such period as is determined by the Company and the underwriters, not to exceed 180 days following the closing of the offering, plus such additional period of time as may be required to comply with Marketplace Rule 2711 of the National Association of Securities Dealers, Inc. or similar rules thereto (such period, the “Lock-Up Period”).

(i)	Such agreement shall be in writing and in form and substance reasonably satisfactory to the Company and such underwriter and pursuant to customary and prevailing terms and conditions.

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(ii)	Notwithstanding whether the Participant has signed such an agreement, the Company may impose stop-transfer instructions with respect to the Shares or other securities of the Company subject to the foregoing restrictions until the end of the Lock-Up Period.

(b)	The Participant acknowledges and agrees that neither the Company, its shareholders nor its directors and officers, has any duty or obligation to disclose to the Participant any material information regarding the business of the Company or affecting the value of the Shares before, at the time of, or following a termination of the service of the Participant by the Company, including, without limitation, any information concerning plans for the Company to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.

13.	NO OBLIGATION TO MAINTAIN RELATIONSHIP.

(a)	The Participant acknowledges that:

(i)	the Company is not by the Plan or this Option obligated to continue the Participant as an employee, director or Consultant of the Company or an Affiliate;

(ii)	the Plan is discretionary in nature and may be suspended or terminated by the Company at any time;

(iii)	the grant of the Option is a one-time benefit which does not create any contractual or other right to receive future grants of options, or benefits in lieu of options;

(iv)	all determinations with respect to any such future grants, including, but not limited to, the times when options shall be granted, the number of shares subject to each option, the option price, and the time or times when each option shall be exercisable, will be at the sole discretion of the Company;

(v)	the Participant’s participation in the Plan is voluntary;

(vi)	the value of the Option is an extraordinary item of compensation which is outside the scope of the Participant’s employment or consulting contract, if any; and

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(vii)	the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

14.	NOTICES.

(a)	Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

(i)	If to the Company:

Akari Therapeutics, PLC

1460 Broadway, 16th Floor

New York, NY 10036

Attention: Chief Executive Officer

(ii)	If to the Participant, at the address set forth below;

or to such other address or addresses of which notice in the same manner has previously been given.

(b)	Any such notice shall be deemed to have been given upon the earlier of receipt, one business day following delivery to a recognized courier service or three business days following mailing by registered or certified mail.

15.	GOVERNING LAW.

This Agreement shall be governed by and construed in accordance with the laws of England and Wales, without giving effect to the conflict of law principles thereof. For the purpose of litigating any dispute that arises under this Agreement, the parties hereby consent to exclusive jurisdiction in New York and agree that such litigation shall be conducted in the state courts of New York, New York or the federal courts of the United States for the District of New York.

16.	BENEFIT OF AGREEMENT.

Subject to the provisions of the Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

17.	ENTIRE AGREEMENT.

(a)	This Agreement, including Exhibit A, which is expressly incorporated herein and made a part hereof, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof.

(b)	No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict, the express terms and provisions of this Agreement, provided, however, in any event, this Agreement shall be subject to and governed by the Plan.

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18.	MODIFICATIONS AND AMENDMENTS.

The terms and provisions of this Agreement may be modified or amended as provided in the Plan.

19.	WAIVERS AND CONSENTS.

Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

20.	RECOUPMENT OF AWARD.

If the Option or any cash or share payment the Participant receives pursuant to this Agreement are subject to recovery under any law, government regulation or stock exchange listing requirement, the Option, and the cash or share payment, shall be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement) and the Board of Directors in its reasonable good faith discretion consistent with any such requirement, may require that you reimburse the Company all or part of any payment or transfer related to this Award, the Option and any cash or share payment.

21.	DATA PRIVACY.

By entering into this Agreement, the Participant:

(i)	authorizes the Company and each Affiliate, and any agent of the Company or any Affiliate administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the grant of options and the administration of the Plan; and

(ii)	authorizes the Company and each Affiliate to store and transmit such information in electronic form for the purposes set forth in this Agreement.

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IN WITNESS WHEREOF THE PARTIES HERETO HAVE CAUSED THIS AGREEMENT TO BE EXECUTED AS OF THE EFFECTIVE DATE.

PARTICIPANT	AKARI THERAPEUTICS, PLC

/s/ Rachelle Jacques	/s/ Ray Prudo
Signature	Signature

Name: Rachelle Jacques	Name: Ray Prudo

Address: on file with the company	Title: Chairman

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Exhibit A

Terms of Option Grant

1.	Date of Grant:	1 June 2022

2.	Maximum Number of Shares for which this Option is exercisable:	207,634,400

3.	Exercise price per Share:	$0.0124

4.	Option Expiration Date:	28 March 2032

5.	Vesting Start Date:	28 March 2022

6.	Type of Option:

	☒	Incentive Stock Option (“ISO”)

	☐	Non-Statutory Stock Option (“NSO”)

7.	Vesting Schedule:

This Option shall vest ratably on a semiannual basis and become exercisable over 4 years (and the Shares issued upon exercise shall be vested) provided the Participant is an Employee, director or Consultant of the Company or of an Affiliate on the applicable vesting date, except as otherwise set forth in Section 3(b) of the Stock Option Agreement.

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Exhibit B

NOTICE OF EXERCISE OF STOCK OPTION

[Form for Shares registered in the United States]

To:	Akari Therapeutics, Plc

IMPORTANT NOTICE: This form of Notice of Exercise may only be used at such time as the Company has filed a Registration Statement with the Securities and Exchange Commission under which the issuance of the Shares for which this exercise is being made is registered and such Registration Statement remains effective.

Ladies and Gentlemen:

I hereby exercise my Stock Option to purchase ________ shares (the “Shares”) of the ordinary shares, $0.0001 par value per share, of Akari Therapeutics, Plc (the “Company”), at the exercise price of $________ per share, pursuant to and subject to the terms of the Stock Option Agreement dated ___________, 20___.

I understand the nature of the investment I am making and the financial risks thereof. I am aware that it is my responsibility to have consulted with competent tax and legal advisors about the relevant national, state and local income tax and securities laws affecting the exercise of the Option and the purchase and subsequent sale of the Shares.

I am paying the option exercise price for the Shares as follows:

____________________________________________________________

Please issue the Shares (check one):

☐ to me; or

☐ to me and _________________________, as joint tenants with right of survivorship,

at the following address:

_________________________________________

_________________________________________

_________________________________________

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My mailing address for shareholder communications, if different from the address listed above, is:

_________________________________________

_________________________________________

_________________________________________

Very truly yours,

Participant (signature)

Print Name

Date

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Exhibit C

AKARI THERAPEUTICS, PLC

2014 EQUITY INCENTIVE PLAN

(See attached)

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AKARI THERAPEUTICS, PLC

2014 EQUITY INCENTIVE PLAN
(as at May 2022, incorporating amendments to 30 June 2021)

1.	DEFINITIONS.

Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Akari Therapeutics, Plc 2014 Equity Incentive Plan, have the following meanings:

a.	Administrator means the committee to which the Board of Directors has delegated the authority to grant equity under the Plan, which shall initially be the Compensation Committee.

b.	Affiliate means a corporation which, is a parent or subsidiary of the Company, direct or indirect, in an unbroken chain of corporations if, each of the corporations (except for the ultimate parent corporation) owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

c.	Agreement means an agreement between the Company and a Participant delivered pursuant to the Plan, in such form as the Administrator shall approve.

d.	Applicable Law means the requirements relating to (a) the adoption and administration of equity plans under United Kingdom corporate laws, (b) the offer and issuance of equity under United States federal securities laws and regulations and any applicable securities laws of any other jurisdiction, (c) the Code, (d) any stock exchange or quotation system on which the Common Stock is then listed or traded, and (e) any other the applicable laws or regulations.

e.	Board of Directors means the Board of Directors of the Company.

f.	Cause means, with respect to a Participant (a) dishonesty with respect to the Company or any Affiliate or commission of any act of theft or fraud, each involving the property or affairs of the Company or an Affiliate, (b) insubordination, substantial malfeasance or non-feasance of duty or the Participant’s breach of fiduciary duty, (c) unauthorized disclosure of confidential information, (d) breach by a Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company or any Affiliate, (e) material breach of any agreement with the Company or any Affiliate or a material violation of the Company’s or a Affiliate’s code of conduct or other written policy; (f) conviction of, or plea of guilty or nolo contendere to, any misdemeanor involving moral turpitude or any felony, other than a traffic violation; (g) willful or prolonged absence from work (other than by reason of Disability or serious medical condition of the Participant) or the Participant’s deliberate refusal or repeated failure to perform the Participant’s duties as reasonably directed by the Company; or (h) gross negligence or willful misconduct in the performance of the Participant’s service to the Company or an Affiliate; provided, however, that any provision in an agreement between a Participant and the Company or an Affiliate, which contains a conflicting definition of Cause for termination and which is in effect at the time of such termination, shall supersede this definition with respect to that Participant. The determination of the Administrator as to the existence of Cause will be conclusive on the Participant and the Company.

g.	Code means the United States Internal Revenue Code of 1986, as amended, including any successor statute, regulation and guidance thereto.

h.	Common Stock means ordinary shares of the Company, par value $0.0001 per share.

i.	Company means Akari Therapeutics, Plc, a company formed under the laws of England and Wales.

j.	Consultant means any natural person who is an advisor or consultant that provides bona fide services to the Company or its Affiliates, provided that such services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s or its Affiliates’ securities.

k.	Disability or Disabled means the inability of a Participant to perform each of the essential duties of such Participant’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than twelve (12) months; provided that, with respect to rules regarding expiration of an Incentive Stock Option following termination of a Participant’s Service, Disability shall mean the inability of such Participant to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

l.	Director means a member of the Board of Directors.

m.	Employee means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or Director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.

n.	Exchange Act means the United States of America’s Securities Exchange Act of 1934, as amended, as now in effect or as hereafter amended, and any successor thereto.

o.	Fair Market Value of a Share of Common Stock means:

i.	If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or, if not applicable, the last price of the Common Stock on the composite tape or other comparable reporting system for the trading day on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date;

ii.	If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date; and

iii.	If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine in compliance with Applicable Laws.

p.	ISO means an option intended to qualify as an incentive stock option under Section 422 of the Code.

q.	Non-Qualified Option means an option which is not intended to qualify as an ISO.

r.	Option means an ISO or Non-Qualified Option granted under the Plan.

s.	Participant means an Employee, Director, or Consultant of the Company or an Affiliate to whom one or more Stock Rights are granted under the Plan. As used herein, “Participant” shall include “Participant’s Survivors” where the context requires.

t.	Plan means this Akari Therapeutics PLC 2014 Equity Incentive Plan.

u.	Securities Act means the Securities Act of 1933, as amended.

v.	Shares means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

w.	Stock-Based Award means a grant by the Company under the Plan of an equity award or equity based award which is not an Option or Stock Grant.

x.	Stock Grant means a grant by the Company of Shares under the Plan.

y.	Stock Right means a right to Shares or the value of Shares of the Company granted pursuant to the Plan, including an ISO, a Non-Qualified Option, a Stock Grant or a Stock-Based Award.

z.	Survivor means a deceased Participant’s legal representatives and/or any person or persons who acquired the Participant’s rights to a Stock Right by will or by the laws of descent and distribution.

2.	PURPOSES OF THE PLAN.

The Plan is intended to encourage ownership of Shares by Employees, Directors of and certain Consultants to the Company and its Affiliates in order to attract and retain such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs, Non-Qualified Options, Stock Grants and Stock-Based Awards.

3.	SHARES SUBJECT TO THE PLAN.

The number of Shares as to which Stock Rights (including ISOs) may be issued from time to time pursuant to this Plan shall be 400,000,000 shares of Common Stock, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 22 of this Plan.

If an Option ceases to be outstanding, in whole or in part (other than by exercise), or if the Company shall reacquire (at not more than its original issuance price) any Shares issued pursuant to a Stock Grant or Stock-Based Award, or if any Stock Right expires or is forfeited, cancelled, or otherwise terminated or results in any Shares not being issued, the unissued or reacquired Shares which were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan. Notwithstanding the foregoing, if a Stock Right is exercised, in whole or in part, by tender of Shares or if the Company or an Affiliate’s tax withholding obligation is satisfied by withholding Shares, the number of Shares deemed to have been issued under the Plan for purposes of the limitation set forth in Section 3(a) above shall be the number of Shares that were subject to the Stock Right or portion thereof, and not the net number of Shares actually issued.

4.	ADMINISTRATION OF THE PLAN.

Subject to the provisions of the Plan, the Administrator is authorized to:

a.	Interpret the provisions of the Plan and all Stock Rights and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

b.	Determine which Employees, Directors and Consultants shall be granted Stock Rights;

c.	Determine the number of Shares for which a Stock Right or Stock Rights shall be granted; provided however that in no event shall Stock Rights with respect to more than 1,000,000 Shares be granted to any Participant in any fiscal year;

d.	Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted;

e.	Amend any term or condition of any outstanding Stock Right, other than reducing the exercise price or purchase price, provided that (i) such term or condition as amended is not prohibited by the Plan; (ii) any such amendment shall not impair the rights of a Participant under any Stock Right previously granted without such Participant’s consent or in the event of death of the Participant the Participant’s Survivors; and (iii) any such amendment shall be made only after the Administrator determines whether such amendment would cause any adverse tax consequences to the Participant, including, but not limited to, the annual vesting limitation contained in Section 422(d) of the Code and described in Paragraph 6(B)(iv) below with respect to ISOs and pursuant to Section 409A of the Code; and

f.	Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company or to Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Stock Rights or Shares issuable pursuant to a Stock Right;

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of not causing any adverse tax consequences under Section 409A of the Code and preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors. In addition, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Administrator.

To the extent permitted under Applicable Law, the Board of Directors or the Administrator may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. The Board of Directors or the Administrator may revoke any such allocation or delegation at any time.

5.	ELIGIBILITY FOR PARTICIPATION.

The Administrator will, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be an Employee, Director or Consultant of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee, Director or Consultant of the Company or of an Affiliate. The actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Agreement evidencing such Stock Right. ISOs may be granted only to Employees who are deemed to be residents of the United States for tax purposes. Non-Qualified Options, Stock Grants and Stock-Based Awards may be granted to any Employee, Director or Consultant of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights or any grant under any other benefit plan established by the Company or any Affiliate for Employees, Directors or Consultants.

6.	TERMS AND CONDITIONS OF OPTIONS.

Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:

A.	Generally: Each Option granted under the Plan shall terminate, and all rights to purchase shares of Shares thereunder shall cease, on the day before the tenth (10th) anniversary of the date of grant of such Option, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Agreement relating to such Option; provided, that in the event that the Participant is a Ten Percent Stockholder, an Option granted to such Participant that is intended to be an Incentive Stock Option shall not be exercisable after the day before the fifth (5th) anniversary of the date of grant of such Option; provided, further, that, to the extent deemed necessary or appropriate by the Board to reflect differences in local law, tax policy, or custom, with respect to any Option granted to a Participant who is a foreign national or is a natural person who is employed outside the United States, such Option may terminate, and all rights to purchase shares of Stock thereunder may cease, upon the expiration of such period longer than ten (10) years from the date of grant of such Option as the Board shall determine.

B.	Non-Qualified Options: Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

i.	Exercise Price: Each Option Agreement shall state the exercise price per share of the Shares covered by each Option, which exercise price shall be determined by the Administrator and shall be at least equal to the greater of the par value or the Fair Market Value per share of Common Stock on the date of grant of the Option.

ii.	Number of Shares: Each Option Agreement shall state the number of Shares to which it pertains.

iii.	Vesting: Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain performance conditions or the attainment of stated goals or events.

iv.	Additional Conditions: Exercise of any Option may be conditioned upon the Participant’s execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other shareholders, including requirements that:

a.	The Participant’s or the Participant’s Survivors’ right to sell or transfer the Shares may be restricted; and

b.	The Participant or the Participant’s Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

v.	Term of Option: Each Option shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide.

C.	ISOs: Each Option intended to be an ISO shall be issued only to an Employee who is deemed to be a resident of the United States for tax purposes, and shall be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

i.	Minimum standards: The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(A) above, except clause (i) and (v) thereunder.

ii.	Exercise Price: Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

a.	10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the exercise price per share of the Shares covered by each ISO shall not be less than 100% of the Fair Market Value per share of the Common Stock on the date of grant of the Option; or

b.	More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, the exercise price per share of the Shares covered by each ISO shall not be less than 110% of the Fair Market Value per share of the Common Stock on the date of grant of the Option.

iii.	Term of Option: For Participants who own:

a.	10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide; or

b.	More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five years from the date of the grant or at such earlier time as the Option Agreement may provide.

iv.	Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of ISOs which may become exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined on the date each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed $100,000. Except to the extent provided in the regulations under Code Section 422, this limitation shall be applied by taking Options into account in the order in which they were granted.

7.	TERMS AND CONDITIONS OF STOCK GRANTS.

Each Stock Grant to a Participant shall state the principal terms in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

a.	Each Agreement shall state the purchase price per share, if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by Applicable Law on the date of the grant of the Stock Grant;

b.	Each Agreement shall state the number of Shares to which the Stock Grant pertains; and

c.	Each Agreement shall include the terms of any right of the Company to restrict or reacquire the Shares subject to the Stock Grant and the purchase price therefor, if any, including the time period or performance conditions or the attainment of stated goals or events upon which such rights shall accrue.

8.	TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS.

The Administrator shall have the right to grant other Stock-Based Awards based upon the Common Stock having such terms and conditions as the Administrator may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Shares and the grant of stock appreciation rights, phantom stock awards or stock units. The principal terms of each Stock-Based Award shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company. Each Agreement shall include the terms of any right of the Company to terminate the Stock- Based Award without the issuance of Shares, including time- based or performance-based vesting conditions or the attainment of stated goals or events upon which Shares shall be issued.

To the extent a Stock-Based Award is subject to Section 409A of the Code, such Stock Based Award shall be paid as provided in the Agreement on the earliest to occur of:

•	death,

•	disability within the meaning of Section 409A of the Code,

•	separation from service with the Company and all of its Affiliates or, in the case of a Specified Employee (which for these purposes is a key employee of the Company or an Affiliate as defined in Section 416(i) of the Code without regard to paragraph (5) thereof), 6 months after a separation from service with the Company and all of its Affiliates,

•	a “change in control event” within the meaning of Section 409A of the Code, or

•	a fixed date as specified by the Administrator in the applicable Agreement.

Payment of a Stock-Based Award subject to Section 409A of the Code shall not be accelerated, except as provided in regulations issued by the Secretary of the Treasury under Section 409A of the Code.

The Company intends that the Plan and any Stock-Based Awards granted hereunder to a United States taxpayer be exempt from the application of Section 409A of the Code, or meet the requirements of paragraphs (2), (3) and (4) of subsection (a) of Section 409A of the Code, and be operated in accordance with Section 409A of the Code, so that any compensation deferred under any Stock-Based Award (and applicable investment earnings) shall not be included in income under Section 409A of the Code. Any ambiguities in the Plan shall be construed to effect the intent as described in this Paragraph 8.

9.	EXERCISE OF OPTIONS AND ISSUE OF SHARES.

An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee (in a form acceptable to the Administrator, which may include electronic notice), together with provision for payment of the aggregate exercise price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such notice shall be signed by the person exercising the Option (which signature may be provided electronically in a form acceptable to the Administrator), shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the exercise price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or such other currencies as may be determined by the Administrator; or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months (if required to avoid negative accounting treatment) having a Fair Market Value equal as of the date of the exercise to the aggregate cash exercise price for the number of Shares as to which the Option is being exercised; or (c) at the discretion of the Administrator, by having the Company retain from the Shares otherwise issuable upon exercise of the Option, a number of Shares having a Fair Market Value equal as of the date of exercise to the aggregate exercise price for the number of Shares as to which the Option is being exercised; or (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator; or (e) at the discretion of the Administrator, by any combination of (a), (b), (c) and (d) above; or (e) at the discretion of the Administrator, payment of such other lawful consideration as the Administrator may determine. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

Upon confirmation of the exercise of the Option by the Company, the Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant’s Survivors, as the case may be). In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

10.	PAYMENT IN CONNECTION WITH THE ISSUANCE OF STOCK GRANTS AND STOCK-BASED AWARDS AND ISSUE OF SHARES.

Any Stock Grant or Stock-Based Award requiring payment of a purchase price for the Shares as to which such Stock Grant or Stock-Based Award is being granted shall be made (a) in United States dollars in cash or such other currencies as may be determined by the Administrator; or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months (if required to avoid negative accounting treatment) and having a Fair Market Value equal as of the date of payment to the purchase price of the Stock Grant or Stock-Based Award; or (c) at the discretion of the Administrator, by any combination of (a) and (b) above; or (d) at the discretion of the Administrator, by payment of such other lawful consideration as the Administrator may determine.

The Company shall when required pursuant to the applicable Agreement, reasonably promptly deliver the Shares as to which such Stock Grant or Stock-Based Award was made to the Participant (or to the Participant’s Survivors, as the case may be), subject to any escrow provision set forth in the applicable Agreement. In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance.

11.	RIGHTS AS A SHAREHOLDER.

No Participant to whom a Stock Right has been granted shall have rights as a shareholder (for example, the right to receive cash or dividend payments or distributions attributable to the Shares subject to such Stock Rights, to direct the voting of the Shares subject to such Stock Rights, or to receive notice of any meeting of the Company’s stockholders) with respect to any Shares covered by such Stock Right, except after due exercise of an Option or issuance of Shares as set forth in any Agreement, tender of the aggregate exercise or full purchase price, if any, for the Shares being purchased and registration of the Shares in the Company’s share register in the name of the Participant.

12.	ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.

By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as approved by the Administrator in its discretion and set forth in the applicable Agreement, and no Stock Right may be transferred by a Participant for value. Notwithstanding the foregoing, an ISO transferred except in compliance with clause (i) above shall no longer qualify as an ISO. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph. Except as provided above during the Participant’s lifetime, a Stock Right shall only be exercisable by or issued to such Participant (or his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

13.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE OTHER THAN “FOR CAUSE” OR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement, in the event of a termination of service (whether as an Employee, Director or Consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:

a.	A Participant who ceases to be an Employee, Director or Consultant of the Company or of an Affiliate (for any reason other than termination for Cause, Disability, or death for which events there are special rules in Paragraphs 14, 15, and 16, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in a Participant’s Option Agreement.

b.	Except as provided in Subparagraph (c) below, or Paragraph 15 or 16, in no event may an Option intended to be an ISO, be exercised later than three months after the Participant’s termination of employment.

c.	The provisions of this Paragraph, and not the provisions of Paragraph 15 or 16, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, Director status or consultancy; provided, however, in the case of a Participant’s Disability or death within three months after the termination of employment, Director status or consultancy, the Participant or the Participant’s Survivors may exercise the Option within one year after the date of the Participant’s termination of service, but in no event after the date of expiration of the term of the Option.

d.	Notwithstanding anything herein to the contrary, if subsequent to a Participant’s termination of employment, termination of Director status or termination of consultancy, but prior to the exercise of an Option, the Administrator determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute Cause, then such Participant shall forthwith cease to have any right to exercise any Option.

e.	A Participant to whom an Option has been granted under the Plan who is absent from the Company or an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, Director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide; provided, however, that, for ISOs, any leave of absence granted by the Administrator of greater than ninety days, unless pursuant to a contract or statute that guarantees the right to reemployment, shall cause such ISO to become a Non-Qualified Option on the 181st day following such leave of absence.

f.	Except as required by law or as set forth in a Participant’s Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant’s status within or among the Company and any Affiliates and the Participant continues to be an Employee, Director or Consultant of the Company or any Affiliate; provided, however, if a Participant’s employment by either the Company or an Affiliate shall cease (other than to become an employee of an Affiliate or the Company) or the entity that employees the Participant is no longer deemed an Affiliate, such termination shall affect the Participant’s rights under any Option granted to such Participant in accordance with the terms of the Plan and the Participant’s Option Agreement.

14.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR CAUSE.

Except as otherwise provided in a Participant’s Option Agreement, the following rules apply if the Participant’s service (whether as an Employee, Director or Consultant) with the Company or an Affiliate is terminated for Cause prior to the time that all his or her outstanding Options have been exercised:

a.	All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated for Cause will immediately be forfeited.

b.	Cause is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute Cause, then the right to exercise any Option is forfeited.

15.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement, a Participant who ceases to be an Employee, Director or Consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant to the extent that the Option has become exercisable but has not been exercised on the date of the Participant’s termination of service due to Disability. A Disabled Participant may exercise the Option only within the period ending one year after the date of the Participant’s termination of service due to Disability, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not been terminated due to Disability and had continued to be an Employee, Director or Consultant or, if earlier, within the originally prescribed term of the Option.

The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

16.	EFFECT ON OPTIONS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Option Agreement, in the event of the death of a Participant while the Participant is an Employee, Director or Consultant of the Company or of an Affiliate, such Option may be exercised by the Participant’s Survivors to the extent that the Option has become exercisable but has not been exercised on the date of death. If the Participant’s Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an Employee, Director or Consultant or, if earlier, within the originally prescribed term of the Option.

17.	EFFECT OF TERMINATION OF SERVICE ON STOCK GRANTS AND STOCKBASED AWARDS.

In the event of a termination of service (whether as an Employee, Director or Consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant or a Stock-Based Award and paid the purchase price, if required, such grant shall terminate.

For purposes of this Paragraph 17 and Paragraph 18 below, a Participant to whom a Stock Grant or a Stock-Based Award has been issued under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, Director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

In addition, for purposes of this Paragraph 17 and Paragraph 18 below, any change of employment or other service within or among the Company and any Affiliates shall not be treated as a termination of employment, Director status or consultancy so long as the Participant continues to be an Employee, Director or Consultant of the Company or any Affiliate.

18.	EFFECT ON STOCK GRANTS AND STOCK_BASED AWARDS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE.

Except as otherwise provided in a Participant’s Agreement, in the event of a termination of service for any reason (whether as an Employee, Director or Consultant), other than for Cause for which event there are special rules in Paragraph 19 below, before all forfeiture provisions or Company rights of repurchase shall have lapsed, then the Company shall have the right to cancel or repurchase that number of Shares subject to a Stock Grant or Stock-Based Award as to which the Company’s forfeiture or repurchase rights have not lapsed.

With respect to a termination for a Disability, the Administrator shall make the determination both as to whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

19.	EFFECT ON STOCK GRANTS OR STOCK BASED-AWARDS OF TERMINATION OF SERVICE FOR CAUSE.

Except as otherwise provided in a Participant’s Agreement, the following rules apply if the Participant’s service (whether as an Employee, Director or Consultant) with the Company or an Affiliate is terminated for Cause:

a.	All Shares subject to any Stock Grant or Stock Based-Award that remain subject to forfeiture provisions or as to which the Company shall have a repurchase right shall be immediately forfeited to the Company as of the time the Participant is notified his or her service is terminated for Cause.

b.	Cause is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute Cause, then all Shares subject to any Stock Grant or Stock Based Award that remained subject to forfeiture provisions or as to which the Company had a repurchase right on the date of termination shall be immediately forfeited to the Company.

20.	PURCHASE FOR INVESTMENT.

Unless the offering and sale of the Shares shall have been effectively registered under the Securities Act, the Company shall be under no obligation to issue Shares under the Plan unless and until the following conditions have been fulfilled:

a.	The person(s) who receives a Stock Right shall warrant to the Company, prior to the receipt of Shares, that such person is acquiring such Shares for his or her own account, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person acquiring such Shares shall be bound by the provisions of the following legend (or a legend in substantially similar form) which shall be endorsed upon the certificate(s) evidencing the Shares issued pursuant to such exercise or such grant:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”

b.	At the discretion of the Administrator, the Company shall have received an opinion of its U.S. counsel that the Shares may be issued in compliance with the Securities Act without registration thereunder.

The Company may delay issuance of the Shares until completion of any action or obtaining of any consent which the Company deems necessary under any Applicable Law.

21.	DISSOLUTION OR LIQUIDATION OF THE COMPANY.

Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants and Stock-Based Awards which have not been accepted, to the extent required under the applicable Agreement, will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant’s Survivors have not otherwise terminated and expired, the Participant or the Participant’s Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation. Upon the dissolution or liquidation of the Company, any outstanding Stock-Based Awards shall immediately terminate unless otherwise determined by the Administrator or specifically provided in the applicable Agreement.

22.	ADJUSTMENTS.

Upon the occurrence of any of the following events, a Participant’s rights with respect to any outstanding Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a Participant’s Agreement:

A.	Stock Dividends and Stock Splits. If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other noncash assets are distributed with respect to such shares of Common Stock, each Stock Right and the number of shares of Common Stock deliverable thereunder shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made including, in the exercise or purchase price per share, to reflect such events. The number of Shares subject to the limitations in Paragraphs 3 and 4(c) shall also be proportionately adjusted upon the occurrence of such events.

B.	Corporate Transactions. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company’s assets other than a transaction to merely change the state of incorporation or other internal reorganization of the Company (a “Corporate Transaction”), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that such Options must be exercised (either (a) to the extent then exercisable or, (b) at the discretion of the Administrator, any such Options being made partially or fully exercisable for purposes of this Subparagraph), within a specified number of days of the date of such notice, at the end of which period such Options which have not been exercised shall terminate; or (iii) terminate such Options in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock into which such Option would have been exercisable (either (A) to the extent then exercisable or, (B) at the discretion of the Administrator, any such Options being made partially or fully exercisable for purposes of this Subparagraph) less the aggregate exercise price thereof. For purposes of determining the payments to be made pursuant to Subclause (iii) above, in the case of a Corporate Transaction the consideration for which, in whole or in part, is other than cash, the consideration other than cash shall be valued at the fair value thereof as determined in good faith by the Board of Directors.

With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall make appropriate provision for the continuation of such Stock Grants on the same terms and conditions by substituting on an equitable basis for the Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity. In lieu of the foregoing, in connection with any Corporate Transaction, the Administrator may provide that, upon consummation of the Corporate Transaction, each outstanding Stock Grant shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock comprising such Stock Grant (to the extent such Stock Grant is no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of the Administrator, all forfeiture and repurchase rights being waived upon such Corporate Transaction).

In taking any of the actions permitted under this Paragraph 22B, the Administrator shall not be obligated by the Plan to treat all Stock Rights, all Stock Rights held by a Participant, or all Stock Rights of the same type, identically.

C.	Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company, other than a Corporate Transaction pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option or accepting a Stock Grant after the recapitalization or reorganization shall be entitled to receive for the price paid upon such exercise or acceptance, if any, the number of replacement securities which would have been received if such Option had been exercised or Stock Grant accepted prior to such recapitalization or reorganization.

D.	Adjustments to Stock-Based Awards. Upon the happening of any of the events described in Subparagraphs A, B or C above, any outstanding Stock-Based Award shall be appropriately adjusted to reflect the events described in such Subparagraphs. The Administrator or the Successor Board shall determine the specific adjustments to be made under this Paragraph 22, including, but not limited to the effect of any Corporate Transaction, and, subject to Paragraph 4, its determination shall be conclusive.

E.	Modification of Options. Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph A, B or C above with respect to Options shall be made only after the Administrator determines whether such adjustments would (i) constitute a “modification” of any ISOs (as that term is defined in Section 424(h) of the Code) or (ii) cause any adverse tax consequences for the holders of Options, including, but not limited to, pursuant to Section 409A of the Code. If the Administrator determines that such adjustments made with respect to Options would constitute a modification or other adverse tax consequence, it may refrain from making such adjustments, unless the holder of an Option specifically agrees in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such “modification” on his or her income tax treatment with respect to the Option. This paragraph shall not apply to the acceleration of the vesting of any ISO that would cause any portion of the ISO to violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6(B)(iv).

23.	ISSUANCES OF SECURITIES.

Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.

24.	FRACTIONAL SHARES.

No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

25.	CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOs.

The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant’s ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an Employee of the Company or an Affiliate at the time of such conversion. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant’s ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

26.	WITHHOLDING.

In the event that any U.S. federal, other country, state, or local income taxes, employment taxes, Federal Insurance Contributions Act (“F.I.C.A.”) withholdings or other amounts are required by Applicable Law to be withheld from the Participant’s salary, wages or other remuneration in connection with the issuance of a Stock Right or Shares under the Plan or for any other reason required by Applicable Law, the Company may withhold from the Participant’s compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company’s Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner set forth under the definition of Fair Market Value provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the Fair Market Value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant’s payment of such additional withholding.

27.	NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any Shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such Shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before such Shares are sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

28.	TERMINATION OF THE PLAN.

The Plan will terminate on April 30, 2024, the date which is ten years from the earlier of the date of its adoption by the Board of Directors and the date of its approval by the shareholders of the Company. The Plan may be terminated at an earlier date by vote of the shareholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Agreements executed prior to the effective date of such termination. Termination of the Plan shall not affect any Stock Rights theretofore granted. No Stock Rights shall be granted after such termination of the Plan.

29.	AMENDMENT OF THE PLAN AND AGREEMENTS.

The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code or any other tax regulation of any applicable jurisdiction, and to the extent necessary to qualify the Shares issuable under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers or other exchange. Any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval. Other than as set forth in Paragraph 22 of the Plan, the exercise price of an Option may not be reduced without stockholder approval.

Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Agreements may be amended by the Administrator in a manner which is not adverse to the Participant.

30.	EMPLOYMENT OR OTHER RELATIONSHIP.

Nothing in this Plan or any Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or Director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or Director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

31.	GOVERNING LAW.

This Plan shall be construed and enforced in accordance with the laws of the United States of America.

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